UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2007

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2007, Live Nation, Inc. (the "Company") agreed to sell $200.0 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2027 (the "Notes") in a private placement. On July 12, 2007, the initial purchasers of the Notes exercised their over-allotment in full and agreed to purchase an additional $20.0 million aggregate principal amount of the Notes. The net proceeds from the offering, after deducting estimated offering expenses payable by the Company, were approximately $212.4 million.

The Notes and the shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold or intend to sell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers.

The Notes are governed by an indenture, dated as of July 16, 2007 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as trustee (the "Trustee"). A copy of the Indenture (including the form of the Notes) is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the form of the Notes included therein, respectively.

The Notes will bear interest at a rate of 2.875% per annum. Interest on the Notes will be payable in cash semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2008. Beginning with the period commencing on July 20, 2014 and ending on January 14, 2015, and for each of the interest periods commencing thereafter, the Company will pay contingent interest on the Notes if the average trading price of the Notes during the five consecutive trading days ending on the second trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the Notes. The contingent interest payable per note will equal 0.25% per year of the average trading price of such note during the applicable five trading-day reference period, payable in arrears. The Notes mature on July 15, 2027 unless earlier redeemed, repurchased or converted.

Holders of the Notes may convert the Notes based on a conversion rate of 36.8395 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $27.14 per share), subject to adjustment, only under the following circumstances: (1) during specified periods, if the closing price of the Common Stock reaches a specified threshold for a specified duration of time; (2) if the Notes are called for redemption; (3) if specified distributions to holders of Common Stock are made or specified corporate transactions occur; (4) subject to certain limitations, during a specified conversion period, if the trading price of the Notes falls below certain thresholds; and (5) at any time on or after January 15, 2027. Upon conversion, the Company will have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock, at its election. At any time on or prior to June 15, 2027, the Company may irrevocably elect to satisfy its conversion obligation by delivering cash for the lesser of the principal amount of converted Notes and the conversion value of the converted Notes, and, if applicable, shares of Common Stock for any amount of its conversion obligation in excess thereof. If certain corporate transactions occur on or prior to July 20, 2014, the Company will increase the conversion rate by a number of additional shares of Common Stock or, in lieu thereof, the Company may under certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes will be convertible into shares of the acquiring or surviving corporation (or cash or a combination of cash and shares of the acquiring or surviving corporation, at its election).

Holders of the Notes may require the Company to purchase for cash all or a portion of their Notes on July 15, 2014, July 15, 2017 and July 15, 2022 at a price equal to 100% of the principal amount being offered plus accrued and unpaid interest, if any, subject to specified additional conditions. In addition, if the Company experiences a fundamental change, holders of the Notes may require the Company to purchase for cash all or a portion of their Notes, subject to specified exceptions, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any.

The Company may not redeem the Notes prior to July 20, 2014. On or after July 20, 2014, the Company may redeem all or a portion of the Notes for cash at a price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest, if any.

The Notes will be senior unsecured obligations of the Company and will rank: junior in right of payment to the rights of the Company’s secured creditors to the extent of their security in the Company’s assets; equal in right of payment to the rights of creditors under the Company’s other existing and future unsecured unsubordinated indebtedness; senior in right of payment to the rights of creditors under indebtedness expressly subordinated to the Notes; and effectively subordinated to secured and unsecured creditors of Company subsidiaries, none of which will be guaranteeing the Notes.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of July 16, 2007, with the initial purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause to become effective within 210 days after the closing of the offering a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company will use its commercially reasonable efforts to keep such shelf registration statement effective until the earlier of (a) the sale pursuant to the shelf registration statement or Rule 144 of all the Notes or the shares of Common Stock issuable upon conversion of the Notes and (b) the date when the holders of the Notes and the Common Stock issuable upon conversion thereof are able to sell all such securities immediately without restrictions pursuant to the volume limitation provisions of Rule 144 under the Securities Act. The Company will be required to pay additional amounts, subject to certain limitations, to the holders of the Notes if the Company fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

July 16, 2007	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

4.1	Indenture related to the 2.875% Convertible Senior Notes, due 2027, dated as of July 16, 2007, between Live Nation, Inc. and Wells Fargo Bank, N.A., as trustee (including form of 2.875% Convertible Senior Note due 2027).
4.2	Registration Rights Agreement, dated as of July 16, 2007, among Live Nation, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.